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                                                                Exhibit 99.14(a)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements" in the Proxy/Prospectus Statement included in the Registration Statement on Form N-14 of the Touchstone Variable Series Trust to be filed on or about October 1, 2003 and to the use of our report dated February 18, 2003 on the financial statements incorporated by reference therein.


                                                /s/ ERNST & YOUNG LLP


Cincinnati, Ohio
September 30, 2003